UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 7, 2005

PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-15491	22-2562955
(Commission File Number)	(IRS Employer Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of principal executive offices) (Zip Code)

(Registrant's telephone Number, including area code): 954-316-9008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

On January 7, 2005, Parlux Fragrances, Inc. (“Parlux”) entered into a purchase and sale agreement, effective January 6, 2005, (the “Agreement”) with Victory International (USA), LLC (“Victory”), whereby Parlux acquired the exclusive worldwide licensing rights, along with inventories, molds, designs and other assets, relating to the XOXO fragrance brand.  As consideration, Parlux paid Victory approximately $7.46 million, of which $2.55 million was in the form of a 60-day promissory note payable in two equal installments on February 6 and March 6, 2005.

On December 1, 2003, Victory had entered into a licensing agreement with Global Brand Holdings, LLC (the “Fragrance License”) to manufacture and distribute XOXO branded fragrances.  Under the Agreement, Victory assigned its rights, and Parlux assumed the obligations, under the Fragrance License.  Similar to Parlux’ other license agreements, the Fragrance License requires Parlux to pay a fixed royalty percentage and to spend minimum amounts for advertising based on sales volume.

Parlux and Victory are parties to another agreement, dated March 28, 2003, whereby Parlux sublicensed its rights to manufacture and distribute certain Fred Hayman Beverly Hills fragrance products.  The initial term of the sublicense agreement is for five years, renewable every five years at Victory’s option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

Date: January 13, 2005	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli,
Executive Vice President, Chief Operating Officer and Chief Financial Officer

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